UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2009
(Date of earliest event reported)

Double-Take Software, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33184	20-0230046
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 TURNPIKE ROAD, SUITE 210 SOUTHBOROUGH, MASSACHUSETTS	01772	877-335-5674
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan

    At the 2009 Annual Meeting of Stockholders of Double-Take Software, Inc. (the “Company”) held on May 14, 2009, the Company’s stockholder’s approved the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan (the “Amended and Restated Plan”), which amends and restates in its entirety the Double-Take Software 2006 Omnibus Incentive Plan (the “2006 Omnibus Incentive Plan”). Among other things, the Amended and Restated Plan:

(i) increased the number of shares of the Company’s Common Stock that could be granted under the Amended and Restated Plan by 1,900,000;

(ii) implemented a so-called “fungible share pool”;

(iii) extended the expiration of the term of the 2006 Omnibus Incentive Plan from September 14, 2016 to May 14, 2019;

(iv) amended the repricing sections of the 2006 Omnibus Incentive Plan to conform to language favored by many institutional investors;

(v) removed so-called “liberal share counting” provisions from the 2006 Omnibus Incentive Plan; and

(vi) made certain other general updates to the terms of the 2006 Omnibus Incentive Plan.

    A description of the Amended and Restated Plan is set forth in the Company’s proxy statement, dated April 3, 2009, for the Annual Meeting (the “Proxy Statement”), in the section entitled “Proposal No. 2 – Approval of the Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan,” which is incorporated in this report by reference.

    This description of the Amended and Restated Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is filed as Exhibit 10.07 to this report and is incorporated in this report by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    (d)   Exhibits

10.07	Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Double-Take Software, Inc.

Date: May 14, 2009	By:	/s/ S. Craig Huke
S. Craig Huke
Chief Financial Officer

Exhibit Index

Exhibits

10.07	Amended and Restated Double-Take Software 2006 Omnibus Incentive Plan